Exhibit 99.1

Vonage Announces Strong First Quarter 2016 Results and Agreement to Acquire
Nexmo, Inc.; Acquisition Accelerates Company’s Growth Strategy and Elevates Leadership Position in Cloud Communications

•	Signed Definitive Agreement to Acquire Nexmo, the second largest CPaaS company globally, for $230 million

•	Announced Consolidated Revenue of $227 Million, Driven by 76% Year-Over-Year GAAP Revenue Growth at Vonage Business

•	Reported Consolidated Adjusted EBITDA of $42 Million, an 11% Year-Over-Year Increase and the Highest in Five Years

Holmdel, NJ, May 5, 2016 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications services, today announced results for the first quarter ended March 31, 2016 and a definitive agreement to acquire privately-held Nexmo, Inc. (Nexmo), a global leader in the Communications Platform as a Service (“CPaaS”) segment of the Cloud Communications market. Vonage is acquiring Nexmo for $230 million in cash and stock, with an additional earn-out opportunity of up to $20 million dollars contingent upon Nexmo achieving certain performance targets.
Vonage + Nexmo Create Cloud Communications Leader
San Francisco-based Nexmo provides communication Application Program Interfaces (“APIs”) for text messaging and voice communication services, allowing developers and enterprises to embed contextual communications into mobile apps, websites and business workflows via text, social media, chat apps and voice; creating better customer engagement for their business.
This acquisition propels Vonage into a global leadership position in the high growth CPaaS market segment of the Cloud Communications market and significantly expands the Company’s total addressable market. Industry analyst IDC expects CPaaS to grow annually to an $8 billion market by 2018. This rapid growth is being driven by the demand for communications within business apps and workflows, and the needs of new economy companies such as Uber, Alibaba and Snapchat, and traditional companies like KLM Airlines and Daimler, all of which are important Nexmo customers. With the addition of Nexmo, Vonage will have a total addressable market of nearly $28 billion by 2018.
“In 2014, we set out on a mission to become the clear leader in Cloud Communications for business. With the acquisition of Nexmo, we are now uniquely positioned to lead the market,” said Vonage CEO Alan Masarek. “By combining Vonage’s rapidly growing Unified Communications as a Service (“UCaaS”) business, with Nexmo, the second largest player in CPaaS, we are creating the future of Cloud Communications. These companies represent a set of strategic, technology and human resources assets that deliver the broadest services offering in our industry.”
Vonage is paying less than 2 times projected Nexmo 2017 revenue, including full payout of the earn-out. Annual cost synergies of $5 million are projected, primarily in the areas of Cost of Telephony Services and G&A.
Vonage issued a separate press release today with more detail on this transaction.
First Quarter Consolidated Financial Results
For the first quarter of 2016, Vonage reported revenue of $227 million, up from $220 million in the year ago quarter. Income from operations was $19 million in the first quarter of 2016, flat from the prior year period. Adjusted earnings before interest, taxes, depreciation and amortization1 (“adjusted EBITDA”) for the first quarter were $42 million, an 11% increase over the prior year period. GAAP net income was $8 million or $0.04 per share, up from $7 million or $0.04 per share in the year ago quarter. Adjusted net income2 was $23 million or $0.11 per share, up from $20 million or $0.10 per share in the year ago quarter.
“Vonage’s strong first-quarter results demonstrate the disciplined execution of our growth strategy in Vonage Business and our continued efforts to release the inherent profitability of Consumer Services, which resulted in our highest consolidated adjusted EBITDA in five years,” said Mr. Masarek. “In addition, our Enterprise business pipeline is at unprecedented levels as more large Enterprises adopt cloud solutions.”
Operating Results

•	Revenue at Vonage Business was $74 million in the first quarter, a year-over-year increase of 76% on a GAAP basis.

•	Revenue churn at Vonage Business was 1.3% in the first quarter, down from 1.4% in the year ago quarter.

•	Ending seats at Vonage Business were 564,000, up from 338,000 seats in the year ago quarter, reflecting strong organic growth and the addition of SimpleSignal and iCore customers.

•	Vonage Business’ Enterprise pipeline increased in volume and customer size, as Enterprises accelerate their adoption of cloud communications.

•
Revenue from Consumer Services was $153 million in the first quarter, compared to $178 million in the prior year period, consistent with the Company’s strategy to redeploy capital into the rapidly growing Cloud Communications for business sector.

•	Consumer customer churn improved to 2.2% in the first quarter, down from 2.4% in the year ago quarter. This was the lowest first quarter churn in 10 years.

Patent Portfolio
Vonage continues to develop innovative technologies and to protect its valuable intellectual property. The Company has been granted 7 new patents in 2016 and now owns 113 U.S. patents, with more than 210 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
In the first quarter, Vonage repurchased 1.7 million shares of stock for $8 million at an average price of $4.84 under its current, four-year $100 million program. Year-to-date, as of May 4, 2016, the Company repurchased 2.4 million shares for $11.3 million at an average price of $4.78. Since beginning its repurchase programs in August 2012, the Company has repurchased 51 million shares for $160 million at a highly accretive average price of $3.16.
Updated 2016 Guidance
Vonage is adjusting its full year 2016 revenue guidance to reflect the acquisition of Nexmo and the Company’s current visibility on the business. Vonage now expects consolidated 2016 GAAP revenue of $950 million to $960 million. The Company also now expects 2016 Vonage Business GAAP revenues, which will include Nexmo’s results, to be in the $365 to $370 million range, reflecting a year-over-year growth rate in the high-60% range. Vonage continues to expect consolidated adjusted EBITDA of at least $150 million, despite a projected small EBITDA loss from Nexmo for the remainder of 2016.

Conference Call and Webcast
Management will host a webcast discussion of the first quarter 2016 on Thursday, May 5, 2016 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056 International callers should dial (404) 537-3406. The replay passcode is 90282662

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$226,824	$230,124	$219,730

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,833, $6,724, and $5,724, respectively)	69,150	68,513	61,853
Cost of goods sold	9,066	8,597	9,190
Sales and marketing	79,601	89,919	85,564
Engineering and development	6,834	6,921	6,605
General and administrative	26,670	29,897	23,234
Depreciation and amortization	16,979	17,979	13,945
	208,300	221,826	200,391
Income from operations	18,524	8,298	19,339
Other income (expense):
Interest income	21	24	20
Interest expense	(2,446)	(2,541)	(1,935)
Other income (expense), net	154	(247)	(577)
	(2,271)	(2,764)	(2,492)
Income from continuing operations before income tax expense	16,253	5,534	16,847
Income tax expense	(8,322)	(2,128)	(6,998)
Income from continuing operations	7,931	3,406	9,849
Loss from discontinued operations	—	—	(1,615)
Loss on disposal, net of taxes	—	—	(824)
Discontinued operations	—	—	(2,439)
Net income	$7,931	$3,406	$7,410
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	—	59
Net income attributable to Vonage	7,931	3,406	7,469
Net income per common share - continuing operations:
Basic	$0.04	$0.02	$0.05
Diluted	$0.04	$0.01	$0.04
Net loss per common share - discontinuing operations:
Basic	$—	$—	$(0.01)
Diluted	$—	$—	$(0.01)
Net income per common share:
Basic	$0.04	$0.02	$0.04
Diluted	$0.04	$0.01	$0.03
Weighted-average common shares outstanding:
Basic	214,039	213,864	211,844
Diluted	224,225	227,751	220,589

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$14,572	$46,105	$10,724
Net cash used in investing activities	(10,153)	(14,413)	(7,994)
Net cash (used in) provided by financing activities	(26,099)	(33,622)	8,860
Capital expenditures, intangible assets, and development of software assets	(11,207)	(13,996)	(4,314)

	March 31,	December 31,
	2016	2015
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$35,889	$57,726
Marketable securities	9,600	9,908
Restricted cash	1,860	2,587
Accounts receivable, net of allowance	20,846	19,913
Inventory, net of allowance	5,587	5,542
Prepaid expenses and other current assets	18,600	15,659
Deferred customer acquisition costs	3,423	4,505
Property and equipment, net	51,881	49,483
Goodwill	222,128	222,106
Software, net	20,293	20,710
Debt related costs, net	1,909	2,053
Intangible assets, net	130,537	138,199
Total deferred tax assets, including current portion, net	219,133	226,572
Other assets	9,247	9,603
Total assets	$750,933	$784,566
Accounts payable and accrued expenses	$119,370	$138,925
Deferred revenue	32,576	33,456
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	196,749	210,392
Capital lease obligations	6,786	7,761
Other liabilities	2,940	5,291
Total liabilities	$358,421	$395,825
Total stockholders' equity	$392,512	$388,741

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues	$153,004	$159,175	$177,830
Average monthly revenues per line	$26.68	$26.93	$27.97
Subscriber lines (at period end)	1,881,826	1,940,825	2,094,365
Customer churn	2.2%	2.2%	2.4%
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues	$73,820	$70,949	$41,900
Average monthly revenues per seat	$44.50	$44.79	$43.05
Seats (at period end)	564,146	541,884	337,649
Revenue churn	1.3%	1.1%	1.4%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Income from operations	$18,524	$8,298	$19,339
Depreciation and amortization	16,979	17,979	13,945
Share-based expense	6,303	7,460	5,488
Acquisition related costs	93	71	455
Loss from discontinued operation, excluding income tax	—	—	(1,615)
Depreciation from discontinued operation	—	—	132
Net loss attributable to noncontrolling interest	—	—	59
Adjusted EBITDA	41,899	33,808	37,803
Less:
Capital expenditures	(8,895)	(7,745)	(2,056)
Acquisition and development of software assets	(2,312)	(6,251)	(2,258)
Adjusted EBITDA Minus Capex	$30,692	$19,812	$33,489

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net income attributable to Vonage	$7,931	$3,406	$7,469
Amortization of acquisition - related intangibles	6,962	7,880	5,307
Acquisition related costs	93	71	455
Income tax expense	8,322	2,128	6,998
Adjusted net income	$23,308	$13,485	$20,229
Net income per common share:
Basic	$0.04	$0.02	$0.04
Diluted	$0.04	$0.01	$0.03
Weighted-average common shares outstanding:
Basic	214,039	213,864	211,844
Diluted	224,225	227,751	220,589
Net income per common share, excluding adjustments:
Basic	$0.11	$0.06	$0.10
Diluted	$0.10	$0.06	$0.09
Weighted-average common shares outstanding:
Basic	214,039	213,864	211,844
Diluted	224,225	227,751	220,589

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net cash provided by operating activities	$14,572	$46,105	$10,724
Less:
Capital expenditures	(8,895)	(7,745)	(2,056)
Acquisition and development of software assets	(2,312)	(6,251)	(2,258)
Free cash flow	$3,365	$32,109	$6,410

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2016	2015
Current maturities of capital lease obligations	$4,521	$4,398
Current portion of notes payable	15,000	15,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	181,749	195,392
Unamortized debt related cost	1,001	1,108
Capital lease obligations, net of current maturities	2,265	3,363
Gross debt	204,536	219,261
Less:
Unrestricted cash and marketable securities	45,489	67,634
Net debt	$159,047	$151,627

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses and consumers. The Company provides a robust suite of feature-rich business and residential communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers. Vonage's portfolio of business products covers the full spectrum of business communications needs, serving single-person companies to those with thousands of employees spread over multiple locations. Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB options and the Company's private, national MPLS IP network, as well as integration with industry-leading CRM and business workflow applications. For more information, visit www.vonage.com. Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.

Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, of share-based expense, which is a non-cash expense that also varies from period to period, of one-time acquisition related costs, and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis and of its ability to produce operating cash flow to fund working capital needs, to service debt obligations, and to fund capital expenditures.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance regarding the Company's ability to generate cash from continuing operations.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense.
The Company has excluded amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense from its net income (loss). The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as income tax expense does not reflect the taxes that we pay during the periods reported due to the availability of significant net operating losses, amortization of acquisition-related intangible assets which is a non-cash item, and one-time acquisition-related costs.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.

Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that third parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: risks related to the integration of Nexmo and the anticipated future benefits resulting from the acquisition of Nexmo; the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of the combined company’s products; the combined company’s ability to establish and maintain successful relationships with our distribution partners; the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

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